Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment to Amended and Restated Employment Agreement (this “Amendment”) is entered into as of December 29, 2011, by and among Amedisys, Inc., a Delaware corporation (the “Company”), Amedisys Holding, L.L.C., a Louisiana limited liability company (“Holding”), and William F. Borne, a person of the age of majority (“Executive”).

WHEREAS, the Company, Holding and Executive are parties to that certain Amended and Restated Employment Agreement dated as of January 3, 2011 (the “Original Agreement”); and

WHEREAS, the Company, Holding and Executive specifically desire to amend the Original Agreement as specifically set forth herein.

NOW, THEREFORE, in consideration of the premises, as well as other mutual promises and covenants contained in this Amendment, the parties hereto agree as follows:

1.	Incorporation by Reference. The above recitations are incorporated herein by reference.

2.	Amendment to Section 8(e) of the Original Agreement. The first sentence of Section 8(e) of the Original Agreement is hereby amended and restated in its entirety, as follows:

(e) Termination by the Company Without Cause or Termination by Executive With Good Reason Following a Change in Control. If Executive’s employment with the Company is terminated by the Company without Cause (which termination shall be effective as of the date specified by the Company in a written notice to Executive), other than due to death or Disability, or in the event Executive terminates his employment with Good Reason (as defined above), in either case within one year following a Change in Control (as defined above), Executive shall be entitled to:

The remaining provisions of Section 8 of the Original Agreement shall remain in full force and effect.

3.	Effect of this Amendment. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way affect the respective obligations of the parties under the Original Agreement, all of which shall continue in full force and effect.

4.	Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	Counterparts. This Amendment may be executed in two or more counterparts.

6.	Captions. The captions contained in this Amendment are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Amendment.

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IN WITNESS WHEREOF, the parties have signed and executed this Amendment as of the day and year first written hereinabove.

AMEDISYS, INC.

By:	/S/ Ronald A. LaBorde
Ronald A. LaBorde President

AMEDISYS HOLDING, L.L.C.

By:	/S/ Dale E. Redman
Dale E. Redman Vice-President

EXECUTIVE

/S/ William F. Borne
William F. Borne

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